Exhibit 4.1

WESTAR ENERGY, INC.

TO

BNY MIDWEST TRUST COMPANY

as Trustee

(as Successor to

HARRIS TRUST AND SAVINGS BANK)

THIRTY-NINTH SUPPLEMENTAL INDENTURE

Dated as of June 30, 2005

First Mortgage Bonds, 5.10% Series Due 2020

First Mortgage Bonds, 5.875% Series Due 2036

TABLE OF CONTENTSa

		Page
Parties		1

Recitals		1

Granting Clause		4

Habendum		6

Exceptions and Reservations		6

ARTICLE I

Description of Bonds of the 2020 Series

SECTION 1.	General Description of Bonds of the 2020 Series	7

SECTION 2.	Denominations of Bonds of the 2020 Series and privilege of exchange	8

SECTION 3.	Form of Bonds of the 2020 Series	9

SECTION 4.	Execution and Form of Temporary Bonds of the 2020 Series	13

ARTICLE II

Issue of Bonds of the 2020 Series

SECTION 1.	Limitations as to Principal Amount of Bonds of the 2020 Series	13

SECTION 2.	Execution and Delivery of Bonds of the 2020 Series	13

ARTICLE III

Redemption and Substitution of Bonds of the 2020 Series

SECTION 1.	Optional Redemption of Bonds of the 2020 Series	13

SECTION 2.	Substitution of Bonds of the 2020 Series	15

a	Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

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ARTICLE IV

Description of Bonds of the 2036 Series

SECTION 1.	General Description of Bonds of the 2036 Series	16

SECTION 2.	Denominations of Bonds of the 2036 Series and privilege of exchange	17

SECTION 3.	Form of Bonds of the 2036 Series	18

SECTION 4.	Execution and Form of Temporary Bonds of the 2036 Series	22

ARTICLE V

Issue of Bonds of the 2036 Series

SECTION 1.	Limitations as to Principal Amount of Bonds of the 2036 Series	22

SECTION 2.	Execution and Delivery of Bonds of the 2036 Series	22

ARTICLE VI

Redemption and Substitution of Bonds of the 2036 Series

SECTION 1.	Optional Redemption of Bonds of the 2036 Series	22

SECTION 2.	Substitution of Bonds of the 2036 Series	24

ARTICLE VII

Additional Covenants

SECTION 1.	Title to mortgaged property	25

SECTION 2.	To retire certain portions of Bonds upon release of all or substantially all of the electric properties	25

ARTICLE VIII

Amendments and Reservations of Rights to Amend the Original Indenture

SECTION 1.	So long as bonds issued prior to January 1, 1997 remain outstanding:

	Bonds issuable on basis only of 60% of net bondable value of property additions not subject to an unfunded prior lien	26

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	Monies deposited with Trustee under Section 5(a) of Article III of the Original Indenture may not be withdrawn in an amount in excess of 60% of net bondable value of property additions not subject to an unfunded prior lien, notwithstanding provisions of Section 3(a) of Article VIII of the Original Indenture	26

	Amendment of definition of net bondable value of property additions subject to an unfunded prior lien	26

	Amendment of covenants in Sections 14 and 16 of Article IV and Section 1 of Article XII of the Original Indenture with respect to acquisition of property subject to an unfunded prior lien	27

	Definitions: minimum charge for depreciation; net earnings available for interest; depreciation and property retirement; net earnings of another corporation available for interest, depreciation and property retirement	29

SECTION 2.	Facsimile Signatures	29

SECTION 3.	Reservation of Right to Amend Article VII	30

SECTION 4.	Reservation of Right to Delete certain requirements and conditions	32

SECTION 5.	Issuance of Variable Rate Bonds	33

SECTION 6.	Substitution of Bonds	33

SECTION 7.	Addition of a governing law clause	34

SECTION 8.	Event of default for failure to pay final judgments in excess of $100,000	34

SECTION 9.	Net earnings test in connection with property acquisitions	34

SECTION 10.	Addition of Nuclear Fuel	34

SECTION 11.	Modernization of the Original Indenture	35

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ARTICLE IX

Miscellaneous Provisions

SECTION 1.	Acceptance of Trust	36

SECTION 2.	Responsibility and Duty of Trustee	36

SECTION 3.	Parties to include successors and assigns	36

SECTION 4.	Benefits restricted to parties and to holders of Bonds and coupons	36

SECTION 5.	Execution in counterparts	36

SECTION 6.	Titles of Articles not part of the Thirty-Ninth Supplemental Indenture	36

TESTIMONIUM		S-1

SIGNATURES AND SEALS		S-1

ACKNOWLEDGMENTS		S-2

APPENDIX A

DESCRIPTION OF PROPERTIES

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THIRTY-NINTH SUPPLEMENTAL INDENTURE, dated as of the 30th day of June, Two Thousand and Five, made by and between Westar Energy, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), party of the first part, and BNY Midwest Trust Company, an Illinois trust company whose mailing address is 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 (hereinafter called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the “Original Indenture”), to provide for and to secure the issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee Thirty-Eight Supplemental Indentures supplemental to said Original Indenture, of which Thirty-Five provided for the issuance thereunder of series of the Company’s First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of June 29, 2005.

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Supplemental Indenture	July 1, 1939	3 1/2% Series Due 1969	$26,500,000	None
Second Supplemental Indenture	April 1, 1949	2 7/8% Series Due 1979	10,000,000	None
Fourth Supplemental Indenture	October 1, 1949	2 3/4% Series Due 1979	6,500,000	None
Fifth Supplemental Indenture	December 1, 1949	2 3/4% Series Due 1984	32,500,000	None
Seventh Supplemental Indenture	December 1, 1951	3 1/4% Series Due 1981	5,250,000	None
Eighth Supplemental Indenture	May 1, 1952	3 1/4% Series Due 1982	4,750,000	None
Ninth Supplemental Indenture	October 1, 1954	3 1/8% Series Due 1984	8,000,000	None
Tenth Supplemental Indenture	September 1, 1961	4 3/4% Series Due 1991	13,000,000	None
Eleventh Supplemental Indenture	April 1, 1969	7 5/8% Series Due 1999	19,000,000	None
Twelfth Supplemental Indenture	September 1, 1970	8 3/4% Series Due 2000	20,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Thirteenth Supplemental Indenture	February 1, 1975	8 5/8% Series Due 2005	35,000,000	None
Fourteenth Supplemental Indenture	May 1, 1976	8 5/8% Series Due 2006	45,000,000	None
Fifteenth Supplemental Indenture	April 1, 1977	5.90% Pollution Control Series Due 2007	32,000,000	None
Sixteenth Supplemental Indenture	June 1, 1977	8 1/8% Series Due 2007	30,000,000	None
Seventeenth Supplemental Indenture	February 1, 1978	8 3/4% Series Due 2008	35,000,000	None
Eighteenth Supplemental Indenture	January 1, 1979	6 3/4% Pollution Control Series Due 2009	45,000,000	None
Nineteenth Supplemental Indenture	May 1, 1980	8 1/4% Pollution Control Series Due 1983	45,000,000	None
Twentieth Supplemental Indenture	November 1, 1981	16.95% Series Due 1988	25,000,000	None
Twenty-First Supplemental Indenture	April 1, 1982	15% Series Due 1992	60,000,000	None
Twenty-Second Supplemental Indenture	February 1, 1983	9 5/8% Pollution Control Series Due 2013	58,500,000	None
Twenty-Third Supplemental Indenture	July 1, 1986	8 1/4% Series Due 1996	60,000,000	None
Twenty-Fourth Supplemental Indenture	March 1, 1987	8 5/8% Series Due 2020	50,000,000	None
Twenty-Fifth Supplemental Indenture	October 15, 1988	9.35% Series Due 1998	75,000,000	None
Twenty-Sixth Supplemental Indenture	February 15, 1990	8 7/8% Series Due 2000	75,000,000	None
Twenty-Seventh Supplemental Indenture	March 12, 1992	7.46% Demand Series	370,000,000	None
Twenty-Eighth Supplemental Indenture	July 1, 1992	7 1/4% Series Due 1999	125,000,000	None
		8 1/2% Series Due 2022	125,000,000	None
Twenty-Ninth Supplemental Indenture	August 20, 1992	7 1/4% Series Due 2002	100,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Thirtieth Supplemental Indenture	February 1, 1993	6% Pollution Control Revenue Refunding Series Due 2033	58,500,000	None
Thirty-First Supplemental Indenture	April 15, 1993	7.65% Series Due 2023	100,000,000	None
Thirty-Second Supplemental Indenture	April 15, 1994	7 1/2% Series Pollution Control Revenue Refunding Series Due 2032	75,500,000	75,500,000
Thirty-Third Supplemental Indenture	August 11, 1997	6 7/8% Convertible Series Due 2004	370,000,000	None
		7 1/8% Convertible Series Due 2009	150,000,000	None
Thirty-Fourth Supplemental Indenture	June 28, 2000	9 1/2% Series Due 2003	397,800,000	None
Thirty-Fifth Supplemental Indenture	May 10, 2002	7 7/8% Series Due 2007	365,000,000	None	*
Thirty-Sixth Supplemental Indenture	June 1, 2004	5.00% Series Pollution Control Refunding Revenue Due 2033	58,340,000	58,340,000
Thirty-Seventh Supplemental Indenture	June 17, 2004	6.00% Series Due 2014	250,000,000	250,000,000
Thirty-Eighth Supplemental Indenture	January 18, 2005	5.15% Series Due 2017	125,000,000	125,000,000
		5.95% Series Due 2035	125,000,000	125,000,000

*	The proceeds from the issuance of the Bonds of the 2020 Series and the Bonds of the 2036 Series pursuant to this Supplemental Indenture will be used to redeem the outstanding principal amount of the 7-7/8% Series bonds issued pursuant to the Thirty-Fifth Supplemental Indenture.

; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds in substitution for refundable Bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

WHEREAS, the Company desires by this Thirty-Ninth Supplemental Indenture (hereinafter referred to as this “Supplemental Indenture”) to supplement the Original Indenture and to provide for the creation of two new series of bonds under the Original Indenture to be designated “First Mortgage Bonds, 5.10% Series Due 2020” (hereinafter called “Bonds of the 2020 Series”) and “First Mortgage Bonds, 5.875% Series Due 2036” (hereinafter called “Bonds of the 2036 Series”); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the “Indenture”) according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto BNY Midwest Trust Company, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the existing property described in Appendix A hereto under the caption “First”, which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to the be issued under the Indenture as follows:

ARTICLE I

DESCRIPTION OF BONDS OF THE

2020 SERIES

SECTION 1. The Bonds of the 2020 Series to be executed, authenticated and delivered under and secured by the Original Indenture shall be designated as “First Mortgage Bonds, 5.10% Series Due 2020” of the Company. The Bonds of the 2020 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and subject to all the terms, conditions and covenants of this Supplemental Indenture.

Bonds of the 2020 Series shall mature July 15, 2020 and shall bear interest at the rate of five and ten one-hundredths percent (5.10%) per annum payable semi-annually on the fifteenth day of January and July in each year, commencing January 15, 2006. Every Bond of the 2020 Series shall be dated the date of authentication except that, notwithstanding the provisions of Section 6 of Article II of the Original Indenture, if any Bond of the 2020 Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, if at the time of authentication of any Bond of the 2020 Series interest shall be in default on any Bonds of the 2020 Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the 2020 Series, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the 2020 Series shall bear interest from the January 15, or July 15, next preceding the date thereof, unless such Bond shall be dated prior to January 15, 2006, in which case it shall bear interest from June 30, 2005.

The person in whose name any Bond of the 2020 Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term “record date” as used in this Section with regard to any January 15 interest payment date shall mean the close of business on the next preceding January 1 and with regard to any July 15 interest payment date shall mean the close of business on the next preceding July 1, or if such day is not a business day, the business day next preceding such day. The Bonds of the 2020 Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

SECTION 2. The Bonds of the 2020 Series shall be registered bonds without coupons of the denominations of $1,000 and of any multiples of $1,000, numbered consecutively from R-1. Bonds of the 2020 Series may each be interchanged for other bonds within the same Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

SECTION 3. The Bonds of the 2020 Series, and the Trustee’s Certificate with respect thereto, shall be substantially in the following forms, respectively:

[FORM OF LEGEND FOR GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

[FORM OF BOND OF THE 2020 SERIES]

CUSIP

WESTAR ENERGY, INC.

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 5.10% SERIES DUE 2020

DUE JULY 15, 2020

No.	$

WESTAR ENERGY, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to                      pay to or registered assigns, on the 15th day of July, 2020, the sum of              Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the fifteenth day of January or July next preceding the date of this Bond (the “Bonds”) unless this Bond shall be dated prior to January 15, 2006, in which case from June 30, 2005, at the rate of five and ten one-hundredths percent (5.10%) per annum, payable semiannually, on the fifteenth days of January and July in each year, commencing January 15, 2006, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company’s obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any January 15 interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the next preceding January 1 and with respect to any July 15 interest payment date shall mean the close of business on the next preceding July 1, or if such day is not a business day, the business day next preceding such day (the “record date”), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to BNY Midwest Trust Company (herein called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), as amended by the indentures supplemental thereto including the Thirty-Ninth indenture supplemental thereto dated as of June 30, 2005 (herein called the “Supplemental Indenture”), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 5.10% Series Due 2020” (herein called “Bonds of the 2020 Series”) of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company, (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive and (iv) to make certain other amendments, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

This Bond is subject to redemption at any time and from time to time prior to maturity at the option of the Company at a price determined as provided in the Supplemental Indenture. Such redemption in every case shall be effected upon notice given by: (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the Company.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

The Company or a successor entity may deliver to the Trustee in substitution for any Bonds of the 2020 Series, mortgage bonds or other similar instruments as set forth in the Indenture.

Subject to the preceding sentence, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until BNY Midwest Trust Company, the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, WESTAR ENERGY, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

WESTAR ENERGY, INC.

By

Attest:

[FORM OF TRUSTEE’S CERTIFICATE]

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of June 30, 2005.

BNY MIDWEST TRUST COMPANY
As Trustee

By

SECTION 4. Until Bonds of the 2020 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the 2020 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II

ISSUE OF BONDS OF THE 2020 SERIES

SECTION 1. The total principal amount of Bonds of the 2020 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

SECTION 2. Bonds of the 2020 Series for the aggregate principal amount of $250,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture.

ARTICLE III

REDEMPTION AND SUBSTITUTION OF BONDS OF THE 2020 SERIES

SECTION 1.

(1) Optional Redemption of Bonds of the 2020 Series. At any time, and from time to time, the Company may redeem all or any portion of the Bonds of the 2020 Series, after giving the required notice under subsection (2) of this Article III, Section 1, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Bonds of the 2020 Series to be redeemed, or

(b) the sum of the present values of the remaining scheduled payments of the principal amount of Bonds of the 2020 Series to be redeemed and interest thereon (exclusive of interest to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The “Treasury Rate” will be determined on the third business day preceding the redemption date and means, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after (x) in the case of the Bonds of the 2020 Series, the Remaining Life or (y) in the case of the Bonds of the 2036 Series, July 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month), or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable (x) in the case of the Bonds of the 2020 Series, to the remaining term, referred to as the Remaining Life, of the 2020 Series Bonds to be redeemed or (y) in the case of the 2036 Series Bonds, to July 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life, in the case of the 2020 Series Bonds, or to July 15, 2015, in the case of the 2036 Series Bonds.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for that redemption date, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing appointed by the Company and any of its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York, referred to as a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

(2) Notice of Redemption. Subject to the provisions of Article V of the Original Indenture, in the case of redeeming all or any portion of the Bonds of the 2020 Series, the Company shall cause notice of redemption to be given by (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds of the 2020 Series at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date.

Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds of the 2020 Series or pay the holders thereof any redemption proceeds and the Company’s failure to so redeem the Bonds of the 2020 Series will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur or are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds of the 2020 Series will not be redeemed.

SECTION 2. The Company may deliver to the Trustee in substitution for any Bonds of the 2020 Series, mortgage bonds or other similar secured instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest and having the same interest payment dates and same redemption provisions as the Bonds of the 2020 Series and which are otherwise substantially similar to the Bonds of the 2020 Series (such substituted bonds hereinafter being referred to in this Article III, Section 2 as the “2020 Series Substituted Mortgage Bonds”). The 2020 Series Substituted Mortgage Bonds may only be delivered to the Trustee upon receipt by the Trustee of (i) a letter from Moody’s (as hereinafter defined), dated within ten days prior to the date of delivery of the 2020 Series Substituted Mortgage Bonds, stating that its rating of the 2020 Series Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 2020 Series, (ii) a letter from S&P (as hereinafter defined), dated within ten days prior to the date of delivery of the 2020 Series Substituted Mortgage Bonds, stating that its rating to the 2020 Series Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 2020 Series, (iii) an opinion of counsel, which may be counsel to the Company or any successor entity, that such substitution will not result in the recognition of capital gain or loss for U.S. federal income tax purposes to the holders of the Bonds of the 2020 Series, (iv) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the 2020 Series Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued and (v) such other certificates and documents with respect to the issuance and delivery of the 2020 Series Substituted Mortgage Bonds as may be required by law or as the Trustee may reasonably request.

“Moody’s” means Moody’s Investor Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

ARTICLE IV

DESCRIPTION OF BONDS OF THE

2036 SERIES

SECTION 1. The Bonds of the 2036 Series to be executed, authenticated and delivered under and secured by the Original Indenture shall be designated as “First Mortgage Bonds, 5.875% Series Due 2036” of the Company. The Bonds of the 2036 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and subject to all the terms, conditions and covenants of this Supplemental Indenture.

Bonds of the 2036 Series shall mature July 1, 2036 and shall bear interest at the rate of five and eight hundred seventy-five thousandths percent (5.875%) per annum payable semi-annually on the fifteenth day of January and July in each year, commencing January 15, 2006. Every Bond of the 2036 Series shall be dated the date of authentication except that, notwithstanding the provisions of

Section 6 of Article II of the Original Indenture, if any Bond of the 2036 Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, if at the time of authentication of any Bond of the 2036 Series interest shall be in default on any Bonds of the 2036 Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the 2036 Series, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the 2036 Series shall bear interest from the January 15, or July 15, next preceding the date thereof, unless such Bond shall be dated prior to January 15, 2006, in which case it shall bear interest from June 30, 2005.

The person in whose name any Bond of the 2036 Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term “record date” as used in this Section with regard to any January 15 interest payment date shall mean the close of business on the next preceding January 1 and with regard to any July 15 interest payment date shall mean the close of business on the next preceding July 1, or if such day is not a business day, the business day next preceding such day. The Bonds of the 2036 Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

SECTION 2. The Bonds of the 2036 Series shall be registered bonds without coupons of the denominations of $1,000 and of any multiples of $1,000, numbered consecutively from R-1. Bonds of the 2036 Series may each be interchanged for other bonds within the same Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

SECTION 3. The Bonds of the 2036 Series, and the Trustee’s Certificate with respect thereto, shall be substantially in the following forms, respectively:

[FORM OF LEGEND FOR GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

[FORM OF BOND OF THE 2036 SERIES]

CUSIP

WESTAR ENERGY, INC.

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 5.875% SERIES DUE 2036

DUE JULY 15, 2036

No.	$

WESTAR ENERGY, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, on the 15th day of July, 2036, the sum of                      Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the fifteenth day of January or July next preceding the date of this Bond (the “Bonds”) unless this Bond shall be dated prior to January 15, 2006, in which case from June 30, 2005, at the rate of five and eight hundred seventy-five thousandths percent (5.875%) per annum, payable semiannually, on the fifteenth days of January and July in each year, commencing January 15, 2006, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company’s obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any January 15 interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the next preceding January 1 and with respect to any July 15 interest payment date shall mean the close of business on the next preceding July 1, or if such day is not a business day, the business day next preceding such day (the “record date”), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to BNY Midwest Trust Company (herein called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), as amended by the indentures supplemental thereto including the Thirty-Ninth indenture supplemental thereto dated as of June 30, 2005 (herein called the “Supplemental Indenture”), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 5.875% Series Due 2036” (herein called “Bonds of the 2036 Series”) of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company, (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive and (iv) to make certain other amendments, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

This Bond is subject to redemption at any time and from time to time prior to maturity at the option of the Company at a price determined as provided in the Supplemental Indenture. Such redemption in every case shall be effected upon notice given by: (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the Company.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

The Company or a successor entity may deliver to the Trustee in substitution for any Bonds of the 2036 Series, mortgage bonds or other similar instruments as set forth in the Indenture.

Subject to the preceding sentence, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until BNY Midwest Trust Company, the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, WESTAR ENERGY, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

WESTAR ENERGY, INC.

By

Attest:

[FORM OF TRUSTEE’S CERTIFICATE]

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of June 30, 2005.

BNY MIDWEST TRUST COMPANY
As Trustee

By

SECTION 4. Until Bonds of the 2036 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the 2036 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE V

ISSUE OF BONDS OF THE 2036 SERIES

SECTION 1. The total principal amount of Bonds of the 2036 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

SECTION 2. Bonds of the 2036 Series for the aggregate principal amount of $150,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture.

ARTICLE VI

REDEMPTION AND SUBSTITUTION OF BONDS OF THE 2036 SERIES

SECTION 1.

(1) Optional Redemption of Bonds of the 2036 Series. At any time, and from time to time, the Company may redeem all or any portion of the Bonds of the 2036 Series, after giving the required notice under subsection (2) of this Article VI, Section 1, at a redemption price equal to:

(a) if the redemption date is prior to July 15, 2015, the greater of (i) 100% of the principal amount of the Bonds of the 2036 Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of the principal amount of the Bonds of the 2036

Series to be redeemed and interest thereon (exclusive of interest to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points; for purposes of the foregoing computation, the Bonds of the 2036 Series shall be treated as if they mature on, and the last payment of interest was made on, July 15, 2015; or

(b) if the redemption date is on or after July 15, 2015, 100% of the principal amount of the Bonds of the 2036 Series to be redeemed,

plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The “Treasury Rate” will be determined on the third business day preceding the redemption date and means, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month), or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Comparable Treasury Issue” means, in the case of the Bonds of the 2036 Series, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to July 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to July 15, 2015.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for that redemption date, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing appointed by the Company and any of its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York, referred to as a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

(2) Notice of Redemption. Subject to the provisions of Article V of the Original Indenture, in the case of redeeming all or any portion of the Bonds of the 2036 Series, the Company shall cause notice of redemption to be given by (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds of the 2036 Series at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date.

Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds of the 2036 Series or pay the holders thereof any redemption proceeds and the Company’s failure to so redeem the Bonds of the 2036 Series will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur or are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds of the 2036 Series will not be redeemed.

SECTION 2. The Company may deliver to the Trustee in substitution for any Bonds of the 2036 Series, mortgage bonds or other similar secured instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest and having the same interest payment dates and same redemption provisions as the Bonds of the 2036 Series and which are otherwise substantially similar to the Bonds of the 2036 Series (such substituted bonds hereinafter being referred to in this Article VI, Section 2 as the “2036 Series Substituted Mortgage Bonds”). The 2036 Series Substituted Mortgage Bonds may only be delivered to the Trustee upon receipt by the Trustee of (i) a letter from Moody’s (as hereinafter defined), dated within ten days prior to the date of delivery of the 2036 Series Substituted Mortgage Bonds, stating that its rating of the 2036 Series Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 2036 Series, (ii) a letter from S&P (as hereinafter defined), dated within ten days prior to the date of delivery of the 2036 Series Substituted Mortgage Bonds, stating that its rating to the 2036 Series Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 2036 Series (iii) an opinion of counsel, which may be counsel to the Company or any successor entity, that such substitution will not result in the recognition of capital gain or loss for U.S. federal income tax purposes to the holders of the Bonds of the 2036 Series, (iv) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the 2036 Series Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued and (v) such other certificates and documents with respect to the issuance and delivery of the 2036 Series Substituted Mortgage Bonds as may be required by law or as the Trustee may reasonably request.

ARTICLE VII

ADDITIONAL COVENANTS

The Company hereby covenants, warrants and agrees:

SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the 2020 Series and the Bonds of the 2036 Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Thirty-Second Supplemental Indenture, the Thirty-Fifth Supplemental Indenture, the Thirty-Sixth Supplemental Indenture, the Thirty-Seventh Supplemental Indenture, the Thirty-Eighth Supplemental Indenture and this Supplemental Indenture.

SECTION 2. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer’s certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

(a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

(b) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired pursuant to such Section 3 of Article VII of the Original Indenture shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

ARTICLE VIII

AMENDMENTS AND RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

SECTION 1. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

(a) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

For the purposes of Subsections (e) and (f) of the definition of “net bondable value of property additions not subject to an unfunded prior lien,” contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(b) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

(c) For the purposes of clauses (c) and (d) of the definition of “net bondable value of property additions subject to an unfunded prior lien,” contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(d) Subsection (a) of Section 14, clauses (1) and (2) of Subsection (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words “sixty percent (60%)” for “seventy percent (70%)” where they appear in said provisions of the Original Indenture.

(e) The definition of the term “net earnings available for interest, depreciation and property retirement,” as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

(i)	The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained:

(A)	From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

(B)	The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the “net earnings of the Company available for interest,” provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income, (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

(C)	No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

(D)	In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(E)	In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer’s certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

(ii)	The term “minimum charge for depreciation” as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

(iii)	The terms “net earnings available for interest, depreciation and property retirement” and “net earnings of another corporation available for interest, depreciation and property retirement” as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b), (c) and (d) hereof.

(f) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (e) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of Bonds therein described.

SECTION 2. All of the Bonds of the 2020 Series and all of the Bonds of the 2036 Series and of any series initially issued after the initial issuance of Bonds of the 2020 Series and the Bonds of the 2036 Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

In case any of the officers who have signed or sealed any of the Bonds of the 2020 Series or any of the Bonds of the 2036 Series or of any series initially issued after the initial issuance of Bonds of the 2020 Series or the Bonds of the 2036 Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

SECTION 3. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

“SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

“(a) an officers’ certificate dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

“(b) an engineer’s certificate, dated the date of such release, stating (i) that the signer of such engineer’s certificate has examined such officers’ certificate in connection with such release, (ii) the fair value to the Company, in the opinion of the signer of such engineer’s certificate, of (A) all of the property constituting the trust estate, and (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

“(c) in case any bondable property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an engineer’s certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser’s certificate);

“(d) an officer’s certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser’s certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

“(e) an officers’ certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture;

“(f) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.

“SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer’s certificate filed pursuant to Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer’s certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer’s certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

“(a) an officers’ certificate, dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

“(b) an engineer’s certificate, dated the date of such release, stating (A) that the signer of such engineer’s certificate has examined such officers’ certificate in connection with such release, (B) the fair value to the Company, in the opinion of the signer of such engineer’s certificate, of such mortgaged property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

“(c) an officers’ certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer’s certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer’s certificates filed pursuant to Section 9(b) in such period of 12 consecutive calendar months;

“(d) an officers’ certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

“(e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.”

The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

SECTION 4. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

(a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers’ certificate described in Section 3(b) of Article III of the Original Indenture;

(b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

(c) delete as a condition to the release of property pursuant to Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer’s certificate under the circumstances set forth in Section 3(c) of Article VII; and

(d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 4.

SECTION 5. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to clarify the ability of the Company to issue variable rate bonds under the Original Indenture, notwithstanding any provision of the Original Indenture to the contrary. The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing;

SECTION 6. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture as may be necessary in order to permit the Company to deliver to the Trustee in substitution for any bonds issued under the Original Indenture (except Bonds of the 2020 Series and the Bonds of the 2036 Series, which are subject to Article III, Section 2, and Article VI, Section 2, respectively, hereof), mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the original bonds (such substituted bonds hereinafter being referred to as the “Substituted Mortgage Bonds”). The Substituted Mortgage Bonds may only be delivered to the Trustee upon receipt by the Trustee of (i) if the original bonds were rated by Moody’s, a letter from Moody’s (as hereinafter defined), dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to its then current rating on the original bonds, (ii) if the original bonds were rated by S&P, a letter from S&P (as hereinafter defined), dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating to the Substituted Mortgage Bonds is at least equal to its then current rating on the original bonds, (iii) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued and (iv) such other certificates and documents with respect to the issuance and delivery of the Substituted Mortgage Bonds as may be required by law or as the Trustee may reasonably request. The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing.

“Moody’s” means Moody’s Investor Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

SECTION 7. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture to add the following new section :

“This Indenture shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles thereof.”

SECTION 8. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture to delete Article IX, Section 1(j). The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing.

SECTION 9. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture to delete Article IV, Section 14(b) and reserves the right to further amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 9.

SECTION 10. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture to (i) add Nuclear Fuel to the definition of “Property Additions”; provided that there shall be no restrictions under the Original Indenture on the application of any controls, liens, regulations, easements, restrictions, exceptions or reservations by any governmental authority on the Nuclear Fuel, (ii) to allow the Company to at any time, unless the Company is in default in the payment of the interest on any of the bonds then outstanding or there is an ongoing event of default without any release or consent by, or report to, the Trustee, sell or otherwise dispose of, free from the lien of the Original Indenture, any Nuclear Fuel which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon the replacement or substitution of such Nuclear Fuel with other Nuclear Fuel of at least equal value and subject to the lien of the Original Indenture and (iii) to further amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 10.

The term ‘Nuclear Fuel’ shall mean (a) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (b) any fuel element, including nuclear fuel, and associated means (and any similar or analogous device or substance) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (c) any substances or materials formerly comprising such nuclear fuel and associated means (or any similar or analogous device or substance) and which substances or materials are undergoing or have undergone reprocessing and (d) uranium, thorium, plutonium, and any other substance or material from time to time used or selected for use by the Company as fuel material, or as potential fuel material, in a nuclear reactor or any similar or analogous device.”

SECTION 11. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2020 Series or holders of the Bonds of the 2036 Series, or of any subsequent series of bonds, to amend the Original Indenture to:

(I) Eliminate maintenance and improvement fund requirements;

(II) Simplify the provisions for release of obsolete property, de minimis property releases and substitution of property and unfunded property;

(III) Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for uncertificated and global securities and medium-term notes;

(IV) Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;

(V) Add defeasance provisions providing for covenant and legal defeasance options;

(VI) Permit the Company to remove the trustee in certain circumstances;

(VII) Provide for direction to the trustee under the Mortgage to vote pledged prior lien bonds for specified amendments to the prior lien mortgage;

(VIII) Provide broader investment directions to the trustee or permitting the Company to direct investment of money held by the trustee, so long as there is no event of default under the Mortgage;

(IX) Amend the definition of “Excepted Property” to exclude property which generally cannot be mortgaged without undue administrative burden (i.e. automobiles), but allowing the Company to subject Excepted Property to the Mortgage;

(X) Amend the definition of “Bondable Property” to allow all mortgaged property to be bondable; and

(XI) Update the definition of “Permitted Liens.”

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

SECTION 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 6. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS HEREOF, WESTAR ENERGY, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and BNY MIDWEST TRUST COMPANY, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its duly authorized officer and its corporate seal to be attested by its duly authorized officer, all as of the day and year first above written.

(CORPORATE SEAL)	WESTAR ENERGY, INC.

	By:	/s/ Mark A. Ruelle
Mark A. Ruelle, Executive Vice President and Chief Financial Officer

ATTEST:

By:	/s/ Larry D. Irick
Larry D. Irick, Vice President, General Counsel and Corporate Secretary

Executed, sealed and delivered by

WESTAR ENERGY, INC.

in the presence of:

By:	/s/ Marilee K. Martin

By:	/s/ Patti Beasley

BNY MIDWEST TRUST COMPANY As Trustee

By:	/s/ J. Bartolini
J. Bartolini, Vice President

ATTEST:

By:	/s/ D.G. Donovan
D.G. Donovan, Vice President

Executed, sealed and delivered by

BNY MIDWEST TRUST COMPANY

in the presence of:

By:	/s/ Ted Mosterd

By:	/s/ Roxane Ellwanger

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this 30th day of June, 2005, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Mark A. Ruelle and Larry D. Irick, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s / Marilee K. Martin
Notary Public
My Commission Expires

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 30th day of June, 2005, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini and D.G. Donovan, of BNY Midwest Trust Company, an Illinois trust company, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

/s/ A. Hernandez
Notary Public
My Commission Expires

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this 30th day of June, 2005, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Mark A. Ruelle and Larry D. Irick, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Mark A. Ruelle is Executive Vice President and Chief Financial Officer and that the said Larry D. Irick is Vice President, General Counsel and Corporate Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Marilee K. Martin
Notary Public
My Commission Expires

APPENDIX A

to

THIRTY-NINTH SUPPLEMENTAL INDENTURE

Dated as of June 30, 2005

Westar Energy, Inc.

to

BNY Midwest Trust Company

(as successor to

Harris Trust and Savings Bank)

DESCRIPTION OF PROPERTIES

LOCATED IN THE STATE OF KANSAS

FIRST

PARCELS OF REAL ESTATE

Shawnee County

800 Kansas Building Site

Tract 1:

Lots 254, 256, 258, 260, 262, and 264 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas, AND ALSO the West 1/2 of the vacated alley lying East of and adjoining said Lots 254, 256, 258, 260, 262 and 264.

Tract 2:

Lots 103, 105, 107, 109, and 111 on Eighth Avenue East in the City of Topeka, Shawnee County, Kansas, together with the East 1/2 of the vacated alley lying West and adjoining said Lot 103 and the North 1/2 of the vacated alley lying South and adjoining said East 1/2 of vacated alley and South of and adjoining Lots 103, 105 and the West 5 feet of Lot 107 aforesaid.

Tract 3:

The South 1/2 of vacated alley North of and adjoining the East 65 feet of Lot 266 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas.

Tract 4:

All of Lots 113, 115, 117, 119 on Eighth Avenue East, in the City of Topeka, Shawnee County, Kansas.

The above described tracts together comprising a parcel of land in the City of Topeka, Shawnee County, Kansas, described as follows:

Beginning at the Northwest corner of Lot 254 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas; thence South along the West line of Lots 254, 256, 258, 260, 262, and 264 on Kansas Avenue, a distance of 150.07 feet, more or less, to the Southwest corner of said Lot 264 on said Kansas Avenue; thence East along the South line of said Lot 264 and the South line of the vacated alley (which is also the North line of Lot 266) a distance of 150.26 feet, more or less, to the Northeast corner of Lot 266 on said Kansas Avenue; thence North along the East line of the vacated alley, a distance of 20 feet to a point on the South line of Lot 107 on Eighth Avenue East; thence East along the South line of Lots 107,109, 111, 113, 115, 117 and 119, a distance of 170.26 feet, more or less to the Southeast corner of Lot 119 on said Eighth Avenue East; thence North along the East line of said Lot 119 a distance of 130.06 feet, more or less, to the Northeast corner of said Lot 119; thence West along the North line of odd Lots 103 to 119 both inclusive, on Eighth Avenue East, and along the North line of vacated alley, and the North line of Lot 254 on Kansas Avenue (being also the South line of East 8th Street) a distance of 320.57 feet, more or less, to the point of beginning.

AFFIDAVIT

STATE OF KANSAS	)
: ss:
COUNTY OF SHAWNEE	)

Greg A. Greenwood, being first duly sworn, states as follows:

1. That he is the duly elected, qualified, and acting Treasurer of Westar Energy, Inc., a Kansas corporation (the “Company), and he is in charge of the records of the Company showing the total valuation of its properties and the valuation of said properties in the state in which it operates.

2. That from the records in his office and to the best of his knowledge and belief, and in accordance with K.S.A. 79-3106, the assessed valuation of the Company’s properties in all states and the relative percentage of said assessed valuation is:

	ASSESSED VALUATION	PERCENT OF TOTAL
Kansas	$496,928,612	100.00%

3. The relative assessed valuation within the State of Kansas applied to the mortgage registration fee of the $400,000,000.00 aggregate principal amount of First Mortgage, 5.10% Series Due 2020, and First Mortgage Bonds, 5.875% Series Due 2036, the “Bonds”, recited in the form of the Thirty-Ninth Supplemental Indenture, dated as of June 30, 2005 (supplemental to the Company’s Indenture of Mortgage and Deed of Trust, dated as of July 1, 1939), amounts to $400,000,000.00.

4. That of the $400,000,000.00 principal indebtedness allocated to the State of Kansas in the Thirty-Ninth Supplemental Indenture, $78,822,423 was included as principal indebtedness under the original Mortgage and Deed of trust and subsequent Supplemental Indentures of which $1,077,662,423 was allocated to the State of Kansas and upon which the required mortgage registration tax was paid. As of this date the amount of the Kansas allocated indebtedness outstanding is $998,840,000, leaving $78,822,423 exempt from tax under K.S.A. 79-3102 as shown on Exhibit A attached hereto.

5. That after applying said $78,822,423 credit against the Kansas allocated amount of $400,000,000.00, the amount subject to the requirements of K.S.A. 79-3102 is $0.00.

6. That the total payment required under K.S.A. 79-3102 for and on account of the issuance of said $400,000,000.00 aggregate principal amount of the Bonds is $0.00.

7. That the above-mentioned $400,000,000.00 aggregate principal amount of Bonds are to be issued on or about June 30, 2005.

8. That in connection with the issuance of said $400,000,000.00 aggregate principal amount of the Bonds and the recordation of said Thirty-Ninth Supplemental Indenture, the payment required under K.S.A. 79-3102 is $0.00.

Further affiant saith not.

Signed this 30th day of June, 2005.

/S/ GREG A. GREENWOOD
Greg A. Greenwood
Treasurer

Subscribed and sworn to before me this 30th day of June, 2005.

/S/ MERILEE K. MARTIN
Notary Public

My Appointment Expires:
July 8, 2007

Thirty-Ninth Supplemental Indenture recorded in Book                     , Page             , Shawnee County Register of Deeds.

“EXHIBIT A”

Supplemental Indenture to Mortgage	Book/Page or File Number	Kansas Allocation on Which Tax Paid	Cumulative Credit
Mortgage	778/216	NA	NA
1	778/346	$26,500,000	$26,500,000
2	1011/184	10,000,000	36,500,000
4	1029/150	6,500,000	43,000,000
5	1034/207	32,500,000	75,500,000
7	1104/291	5,250,000	80,750,000
8	1120/299	4,750,000	85,500,000
9	1209/559	8,000,000	93,500,000
10	1453/74	13,000,000	106,500,000
11	1699/290	19,000,000	125,500,000
12	1739/79	20,000,000	145,500,000
13	1873/646	35,000,000	180,500,000
14	1916/293	45,000,000	225,500,000
15	1951/467	32,000,000	257,500,000
16	1962/949	30,000,000	287,500,000
17	1991/903	35,000,000	322,500,000
20	2149/361	25,000,000	347,500,000
21	2161/653	60,000,000	407,500,000
22	2194/131	58,500,000	466,000,000
24	2401/33	50,000,000	516,000,000
25	2501/925	44,940,800	560,940,800
26	2578/75	65,821,300	626,762,100
27	2713/228	321,937,500	948,699,600
33	3144/930	128,962,823	1,077,662,423

Bonds Currently Outstanding Based on Kansas Allocated Tax			998,840,000

Balance of credit Available to be Applied to Current Issue			78,822,423